Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We

consent to the

incorporation by reference

in Registration Statement

Nos. 333-268414, 333-208324,

333-126958, 333-140042,
333-170395 and 333-283476

on Form S-8 and

in Registration Statement

Nos. 333-211968,

333-283473 and 333-267371

on Form
S-3 of our report dated

September 12, 2023 (September 29,

2025 as to Notes 10, 16

and 21), relating to the financial

statements of
Lesaka Technologies,

Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.
/s/ Deloitte & Touche
Deloitte & Touche
Registered Auditor
Johannesburg, South Africa
September 29, 2025